QuickLinks -- Click here to rapidly navigate through this document

Contact:	Darrell W. Crate Affiliated Managers Group, Inc. (617) 747-3300

AMG Reports Financial and Operating Results
for Fourth Quarter and Full Year 2003

Company Reports EPS of $0.78, Cash EPS of $1.29 for Fourth Quarter,
EPS of $2.78, Cash EPS of $4.81 for Full Year 2003

        Boston, MA, January 28, 2004—Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2003.

        Cash earnings per share ("Cash EPS") for the fourth quarter of 2003 were $1.29, compared to $1.13 for the fourth quarter of 2002, while diluted earnings per share for the fourth quarter of 2003 were $0.78, compared to $0.60 for the same period of 2002. Cash Net Income was $28.5 million for the fourth quarter of 2003, compared to $25.0 million for the fourth quarter of 2002. Net Income for the fourth quarter of 2003 was $17.3 million, compared to $13.3 million for the fourth quarter of 2002. (Cash EPS and Cash Net Income are defined in the attached tables.)

        For the fourth quarter of 2003, revenue was $139.6 million, compared to $118.3 million for the fourth quarter of 2002. EBITDA for the fourth quarter of 2003 was $40.6 million, compared to $33.3 million for the same period of 2002.

        For the year ended December 31, 2003, Cash Net Income was $104.9 million, while EBITDA was $147.2 million. For the same period, Net Income was $60.5 million, on revenue of $495.0 million. For the year ended December 31, 2002, Cash Net Income was $99.6 million, while EBITDA was $138.8 million. For the same period, Net Income was $55.9 million, on revenue of $482.5 million.

        Net client cash flows were a positive $832 million, of which $709 million were from directly managed assets, and $123 million were from inflows of overlay assets. Net inflows in the mutual fund channel were $1.2 billion, while net outflows in the institutional and high net worth channels were $32 million and $310 million, respectively. These aggregate net client cash flows for the quarter resulted in an increase of approximately $2.1 million to AMG's annualized EBITDA. The aggregate assets under management of AMG's affiliated investment management firms at December 31, 2003 were approximately $92.0 billion.

        "Our Affiliates produced strong growth during the quarter and for the full year 2003, through excellent investment performance and positive net client cash flows," stated William J. Nutt, Chairman and Chief Executive Officer. "The continued improvement in equity market conditions during the fourth quarter benefited all of our Affiliates, as they generated solid returns across a range of investment styles and asset classes. In addition, including the net client cash flows of approximately $830 million during the fourth quarter, our Affiliates generated a total of $2.1 billion in net flows for the year."

        Mr. Nutt continued, "In our new investment area, we are pleased to announce our agreement to invest in Genesis Asset Managers, a leading investment manager of emerging markets equity securities. Genesis is an outstanding firm with a strong long term track record, and it is an excellent addition to our group of Affiliates." Mr. Nutt added, "In addition, we continue to build on the excellent progress we made last year in cultivating relationships with high quality mid-sized firms, and we are confident in our prospects for making investments in additional Affiliates."

        "Our Affiliate Development team continued to gain momentum this year in creating a number of individual and collective growth opportunities on behalf of our Affiliates," stated Sean M. Healey, President and Chief Operating Officer. "For example, in early 2003 we launched a distribution platform, Portfolio Services Group (PSG), which has enabled our Affiliates with appropriate products to enter the separate account broker-sold channel. In the fourth quarter, we extended this initiative by creating a joint distribution partnership between The Managers Funds and PSG to market The Managers Funds' mutual funds into the broker-dealer channel, and we are seeing good early success. In the first quarter of 2004, we are extending this distribution to include other Affiliates' mutual fund products at selected broker-dealers. AMG also broadened the product offerings of The Managers Funds through the pending acquisition of the retail mutual fund business of 40--86 Advisors, Inc. (previously Conseco Capital Management, Inc.), a complex of eight mutual funds with a total of $400 million in assets under management."

        AMG is an asset management company which acquires and holds majority interests in a diverse group of mid-sized investment management firms. AMG's strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG's innovative transaction structure allows individual members of each Affiliate's management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

        Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, our ability to close pending acquisitions, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG's filings with the Securities and Exchange Commission. Reference is hereby made to the "Cautionary Statements" set forth in the Company's Form 10-K for the year ended December 31, 2002.

Financial Tables Follow

        A teleconference will be held with AMG's management at 11:00 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-800-240-2430 (domestic calls) or 1-303-262-2140 (international calls) starting at 10:45 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins. The teleconference will be available for replay approximately one hour after the conclusion of the call. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 567067. The live call and the replay of the session, and additional financial information referenced during the teleconference may also be accessed via the Web at www.amg.com.

###

For more information on Affiliated Managers Group, Inc.,
please visit AMG's Web site at www.amg.com.

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended 12/31/02	Three Months Ended 12/31/03
Revenue	$118,312	$139,616
Net Income	$13,262	$17,313
Cash Net Income (A)	$24,991	$28,455
EBITDA (B)	$33,295	$40,607
Average shares outstanding—diluted	22,169,274	22,094,040
Earnings per share—diluted	$0.60	$0.78
Cash earnings per share—diluted (C)	$1.13	$1.29
	December 31, 2002	December 31, 2003
Cash and cash equivalents	$27,708	$253,334
Senior convertible debt	$229,023	$423,340
Mandatory convertible securities	$230,000	$230,000
Stockholders' equity	$571,861	$614,769

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Year Ended 12/31/02	Year Ended 12/31/03
Revenue	$482,536	$495,029
Net Income	$55,942	$60,528
Cash Net Income (A)	$99,552	$104,944
EBITDA (B)	$138,831	$147,215
Average shares outstanding—diluted	22,577,233	21,804,518
Earnings per share—diluted	$2.48	$2.78
Cash earnings per share—diluted (C)	$4.41	$4.81

Affiliated Managers Group, Inc.
Operating Results
(in millions)

Assets Under Management

Statement of Changes—Quarter to Date

	High Net Worth	Mutual Fund	Institutional	Total
Assets under management, September 30, 2003	$21,773	$19,800	$40,368	$81,941
Net client cash flows—directly managed assets	(310)	1,174	(155)	709
Net client cash flows—overlay assets	—	—	123	123
Investment performance	2,036	2,365	4,350	8,751

Assets under management, December 31, 2003	$23,499	$23,339	$44,686	$91,524

Statement of Changes—Year to Date

	High Net Worth	Mutual Fund	Institutional	Total
Assets under management, December 31, 2002	$20,664	$16,379	$33,766	$70,809
Net client cash flows—directly managed assets	(1,337)	1,622	1,449	1,734
Net client cash flows — overlay assets	—	—	405	405
Investment performance	4,172	5,338	9,066	18,576

Assets under management, December 31, 2003	$23,499	$23,339	$44,686	$91,524

Affiliated Managers Group, Inc.
Operating Results
(in thousands)

Financial Results

	Three Months Ended 12/31/02	% of Total	Three Months Ended 12/31/03	% of Total
Revenue
High Net Worth	$32,885	28%	$34,584	25%
Mutual Fund	44,377	37%	55,454	40%
Institutional	41,050	35%	49,578	35%

	$118,312	100%	$139,616	100%

EBITDA (B)
High Net Worth	$9,593	29%	$10,012	25%
Mutual Fund	11,605	35%	17,053	42%
Institutional	12,097	36%	13,542	33%

	$33,295	100%	$40,607	100%

	Year Ended 12/31/02	% of Total	Year Ended 12/31/03	% of Total
Revenue
High Net Worth	$139,789	29%	$131,491	26%
Mutual Fund	164,607	34%	191,740	39%
Institutional	178,140	37%	171,798	35%

	$482,536	100%	$495,029	100%

EBITDA (B)
High Net Worth	$42,083	30%	$40,087	27%
Mutual Fund	47,804	35%	59,053	40%
Institutional	48,944	35%	48,075	33%

	$138,831	100%	$147,215	100%

Affiliated Managers Group, Inc.
Reconciliations of Performance and Liquidity Measures
(in thousands)

	Three Months Ended 12/31/02	Three Months Ended 12/31/03
Net Income	$13,262	$17,313
Intangible amortization	4,008	4,064
Intangible-related deferred taxes (E)	6,201	6,050
Affiliate depreciation (F)	1,520	1,028

Cash Net Income (A)	$24,991	$28,455

Cash flow from operations	$35,399	$33,481
Interest expense, net of non-cash items	4,767	4,627
Current tax provision	2,641	3,141
Changes in assets and liabilities and other adjustments	(9,512)	(642)

EBITDA (B)	$33,295	$40,607

Holding company expenses	5,790	7,283

EBITDA Contribution	$39,085	$47,890

	Year Ended 12/31/02	Year Ended 12/31/03
Net Income	$55,942	$60,528
Intangible amortization	14,529	16,176
Intangible-related deferred taxes (E)	23,234	23,899
Affiliate depreciation (F)	5,847	4,341

Cash Net Income (A)	$99,552	$104,944

Cash flow from operations	$127,300	$116,515
Interest expense, net of non-cash items	20,506	18,977
Current tax provision	14,062	10,255
Changes in assets and liabilities and other adjustments	(23,037)	1,468

EBITDA (B)	$138,831	$147,215
Holding company expenses	23,115	22,265

EBITDA Contribution	$161,946	$169,480

Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
Revenue	$118,312	$139,616	$482,536	$495,029
Operating expenses:
Compensation and related expenses	40,896	48,414	165,909	174,992
Amortization of intangible assets	4,008	4,064	14,529	16,176
Depreciation and other amortization	1,520	1,547	5,847	6,231
Selling, general and administrative	21,892	22,216	84,453	84,059
Other operating expenses	4,691	4,537	15,970	16,056

	73,007	80,778	286,708	297,514

Operating income	45,305	58,838	195,828	197,515

Non-operating (income) and expenses:
Investment and other income	(875)	(1,952)	(3,473)	(8,245)
Interest expense	5,663	5,653	25,217	22,976

	4,788	3,701	21,744	14,731

Income before minority interest and taxes	40,517	55,137	174,084	182,784
Minority interest (D)	(18,413)	(25,794)	(80,846)	(80,952)

Income before income taxes	22,104	29,343	93,238	101,832
Income taxes—current	2,641	3,141	14,062	10,255
Income taxes—intangible-related deferred	5,937	6,050	22,835	23,899
Income taxes—other deferred	264	2,839	399	7,150

Net income	$13,262	$17,313	$55,942	$60,528

Average shares outstanding—basic	21,755,498	21,316,612	22,019,482	21,245,326
Average shares outstanding—diluted	22,169,274	22,094,040	22,577,233	21,804,518
Earnings per share—basic	$0.61	$0.81	$2.54	$2.85
Earnings per share—diluted	$0.60	$0.78	$2.48	$2.78

Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2002	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$27,708	$253,334
Investment advisory fees receivable	50,798	65,288
Other current assets	11,009	20,861

Total current assets	89,515	339,483
Fixed assets, net	19,228	36,886
Acquired client relationships, net	374,011	364,429
Goodwill, net	739,053	751,607
Other assets	21,187	26,800

Total assets	$1,242,994	$1,519,205

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$81,404	$89,707
Notes payable to related party	12,348	11,744

Total current liabilities	93,752	101,451
Senior convertible debt	229,023	423,340
Mandatory convertible securities	230,000	230,000
Deferred income taxes	61,658	92,707
Other long-term liabilities	26,202	16,144

Total liabilities	640,635	863,642
Minority interest (D)	30,498	40,794
Stockholders' equity:
Common stock	235	235
Additional paid-in capital	405,769	408,449
Accumulated other comprehensive income (loss)	(244)	944
Retained earnings	246,444	306,972

	652,204	716,600
Less treasury stock, at cost	(80,343)	(101,831)

Total stockholders' equity	571,861	614,769
Total liabilities and stockholders' equity	$1,242,994	$1,519,205

Affiliated Managers Group, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
Cash flow from operating activities:
Net Income	$13,262	$17,313	$55,942	$60,528
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	4,008	4,064	14,529	16,176
Amortization of debt issuance costs	624	872	3,582	3,286
Depreciation and other amortization	1,520	1,547	5,847	6,231
Deferred income tax provision	6,201	8,889	23,234	31,049
Accretion of interest	272	154	1,129	713
Tax benefit from exercise of stock options	—	619	1,446	3,039
Other adjustments	61	—	(463)	(555)
Changes in assets and liabilities:
Decrease (increase) in investment advisory fees receivable	(3,426)	(9,073)	6,901	(14,490)
Decrease (increase) in other current assets	72	(3,968)	(2,212)	(7,033)
Decrease (increase) in non-current other receivables	285	(2,001)	(627)	663
Increase in accounts payable, accrued expenses and other liabilities	8,512	7,382	22,569	6,612
Increase (decrease) in minority interest	4,008	7,683	(4,577)	10,296

Cash flow from operating activities	35,399	33,481	127,300	116,515

Cash flow used in investing activities:
Purchase of fixed assets	(1,101)	(678)	(6,151)	(23,889)
Cost of investments, net of cash acquired	(1,677)	(11,184)	(136,499)	(19,052)
Investment in marketable securities	—	(23)	—	(1,875)
Increase in other assets	—	(2)	(213)	(14)
Repayment of loans	2,380	—	3,946	—

Cash flow used in investing activities	(398)	(11,887)	(138,917)	(44,830)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	—	—	290,000	85,000
Repayments of senior bank debt	(75,000)	—	(315,000)	(85,000)
Issuances of debt securities	—	—	30,000	300,000
Issuances of equity securities	—	2,403	3,453	11,375
Repayments of notes payable	(7,113)	(1,725)	(7,113)	(10,299)
Repurchases of stock	(2,141)	—	(30,432)	(33,688)
Repurchases of debt securities	—	—	—	(105,841)
Debt issuance costs	(902)	(31)	(5,060)	(7,850)

Cash flow from (used in) financing activities	(85,156)	647	(34,152)	153,697

Effect of foreign exchange rate changes on cash flow	(29)	—	50	244
Net increase (decrease) in cash and cash equivalents	(50,184)	22,241	(45,719)	225,626
Cash and cash equivalents at beginning of period	77,892	231,093	73,427	27,708

Cash and cash equivalents at end of period	$27,708	$253,334	$27,708	$253,334
Supplemental disclosure of non-cash financing activities:
Notes issued for Affiliate equity purchases	$3,232	$—	$15,825	$938
Notes received for Affiliate equity sales	—	530	1,800	1,050
Capital lease obligations for fixed assets	—	—	—	320
Common Stock issued in Affiliate equity purchase	—	—	2,113	—
Common Stock issued in repayment of note	—	—	—	465
Common Stock received in repayment of loans	—	—	2,263	—

Affiliated Managers Group, Inc.

Notes

(A)
Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company's management and Board of Directors as a principal performance benchmark.

  The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

  In connection with its February 2003 issuance of convertible securities, the Company modified its definition to clarify that deferred taxes relating to these convertible securities and certain depreciation are not added back for the calculation of Cash Net Income. In prior periods, Cash Net Income was defined as "Net Income plus depreciation, amortization and deferred taxes." If the Company had used its modified definition of Cash Net Income in 2002, Cash Net Income would have been $24,337 for the three months ended December 31, 2002 and $97,646 for the year ended December 31, 2002.

(B)
EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)
Cash earnings per share represents Cash Net Income divided by average shares outstanding. The Company's current presentation of Cash EPS represents a change of the measure as presented in prior periods, as discussed in footnote A. If the Company had used its modified definition of Cash EPS in 2002, Cash EPS would have been $1.10 for the three months ended December 31, 2002 and $4.32 for the year ended December 31, 2002.

(D)
Minority interest on the Company's income statement represents the profits allocated to Affiliate management owners for that period. Minority interest on the Company's balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(E)
For the three months and year ended December 31, 2002, this figure represents the Company's total deferred taxes.

(F)
For the three months and year ended December 31, 2002, this figure represents the Company's consolidated depreciation.

QuickLinks

Financial Highlights
Operating Results
Reconciliations of Performance and Liquidity Measures
Consolidated Statements of Income
Consolidated Balance Sheets
Consolidated Statements of Cash Flow
Notes